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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                      ----------



                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)      APRIL 16, 1997
                                                       ------------------------



                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                     -------------------------------------------
                (Exact name of registrant as specified in its charter)


            MARYLAND                      1-13232                84-1259577
-------------------------------         ------------         -------------------
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)



1873 SOUTH BELLAIRE STREET, SUITE 1700 DENVER, CO                 80222-4348
-------------------------------------------------            -------------------
    (Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code   (303) 757-8101
                                                          --------------------


                                    NOT APPLICABLE
           ---------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  OTHER EVENTS

FIRST QUARTER RESULTS

         On April 23, 1997, Apartment Investment and Management Company ("AIMCO") announced its results for the first quarter of 1997. Cash Earned
For Shareholders ("CEFS") was $10,979,000 or $0.56 per common share for the quarter ended March 31, 1997, compared to $6,768,000 or $0.49 per common share for the quarter ended March 31, 1996, a 14.3% increase on a per share basis. AIMCO measures its economic profitability based on Funds From Operations less a minimum annual provision for capital replacements of $300 per apartment unit, which AIMCO defines as CEFS. Funds From Operations for the first quarter of 1997 equaled $12,512,000 or $0.64 per common share, compared to $7,888,000 or $0.57 per common share for the quarter ended March 31, 1996, a 12.3% increase on a per share basis. On April 24, 1997, AIMCO announced the declaration of a cash dividend of $0.4625 per common share for the quarter ended March 31, 1997, payable on May 15, 1997 to shareholders of record on May 8, 1997. Copies of AIMCO's press releases, dated April 23, 1997 and April 24, 1997, are included as exhibits to this report and incorporated herein by this reference.

PROPOSED ACQUISITIONS

         On April 21, 1997, AIMCO entered into an Agreement and Plan of Merger, dated as of April 21, 1997 (the "Merger Agreement"), with NHP Incorporated, a Delaware corporation ("NHP"), and AIMCO/NHP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of AIMCO ("Merger Sub"), pursuant to which Merger Sub will be merged with and into NHP (the "Merger"). In the Merger, holders of common stock, par value $.01 per share ("NHP Common Stock"), of NHP may elect to receive, for each share, either (i)
0.74766 shares of Class A Common Stock, par value $.01 per share ("AIMCO Common Stock"), of AIMCO, or (ii) a combination of 0.37383 shares of AIMCO Common Stock and $10 in cash. NHP has indicated that, as of March 7, 1997, 12,652,439 shares of NHP Common Stock were issued and outstanding (excluding options). The Merger Agreement also provides for NHP to distribute rights ("Rights") to its stockholders that will entitle them to receive shares of NHP Financial Services, Ltd., a Delaware corporation ("NHP Financial"), NHP's commercial mortgage banking subsidiary, upon the effectiveness of the Merger or on December 1, 1997 if the Merger has not yet occurred. The Merger is conditioned on, among other things, the approval of the stockholders of AIMCO and NHP (excluding AIMCO) and certain governmental approvals. A copy of the Merger Agreement is included as an exhibit to this report and incorporated herein by this reference.

         On April 16, 1997, AIMCO entered into a Stock Purchase Agreement, dated as of April 16, 1997 (the "Stock Purchase Agreement"), with Demeter Holdings Corporation, a Massachusetts corporation ("Demeter"), and Capricorn Investors, L.P., a Delaware limited partnership ("Capricorn"), which provides for AIMCO to acquire all of the 5,619,695 shares of NHP Common Stock currently owned by Demeter, and all of the 1,310,427 shares of NHP Common Stock currently owned by Capricorn. As payment for each share of NHP Common Stock acquired, AIMCO will (i) either pay $20 per share in cash or issue
0.74766 shares of AIMCO Common Stock, and (ii) deliver the shares of NHP Financial that AIMCO receives in respect of the Rights relating to each share of NHP Common Stock acquired. Under the Stock Purchase Agreement, AIMCO is obligated to pay Demeter at least $59.5 million in cash. The shares of NHP Common Stock to be acquired by AIMCO pursuant to the Stock Purchase Agreement represent approximately 53% of NHP Common Stock. A copy of the Stock Purchase Agreement is included as an exhibit to this report and incorporated herein by this reference.

         AIMCO is continuing to negotiate the terms of a definitive agreement with Demeter, Capricorn and Phemus Corporation, a Massachusetts corporation and an affiliate of Demeter, relating to the acquisition of certain entities that own interests in conventional and affordable multifamily apartment properties managed primarily by NHP. In connection with the Merger Agreement, NHP has agreed to waive its right of first refusal to purchase these


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entities, effective May 3, 1997, provided that such an agreement is entered into on satisfactory terms no later than May 31, 1997.

         A copy of AIMCO's press release, dated April 21, 1997, relating to the Merger Agreement, the Stock Purchase Agreement and related transactions is included as an exhibit to this report and incorporated herein by this reference.

        In March 1997, AIMCO entered into an agreement to acquire
Stonebrook Apartments ("Stonebrook") a 244-unit apartment community located in Orlando, Florida. The purchase price is $11.0 million, which includes the assumption of $6.5 million of existing mortgage indebtedness that bears interest at 7.25% per annum and matures in January 1999. The purchase price includes estimated closing costs and approximately $0.2 million for initial capital expenditures at the property.

         In April 1997, AIMCO entered into an agreement to acquire The
Bay Club ("Bay Club") at Aventura, a 702-unit luxury high rise apartment community located in Aventura, Florida. The purchase price is $71 million, which includes the assumption of $49 million of existing mortgage indebtedness that bears interest at 7.98% per annum and matures in November 2001. The purchase price includes estimated closing costs and approximately $0.3 million for initial capital expenditures at the property.

        AIMCO expects to finance the cash portion of the consideration required for these acquisitions through the incurrence of additional indebtedness, which may include additional borrowings under AIMCO's existing credit facility and (i) with respect to the consideration required pursuant to the Merger Agreement and the Stock Purchase Agreement, issuances of capital stock and (ii) with respect to the acquisitions of Stonebrook and Bay Club, issuances of preferred stock.

        The completion of each of the above-described transactions is subject to a number of contingencies, including in some cases, AIMCO's satisfactory completion of due diligence and obtaining approvals of governmental authorities, shareholders and other third parties. Accordingly, there can be no assurance that any of the above-described transactions will be completed.

REFINANCINGS


        In April 1997 (with the final financing expected to be completed on April 28), 23 affiliates of AIMCO completed a series of financings secured by 27 individual multifamily apartment communities by borrowing an aggregate of $108 million from an institutional lender on a fully amortizing, fixed rate basis with a term of 20 years and bears an all-in interest rate of 7.6% per year. The net proceeds of the financings were used to partially repay short term secured floating rate debt.


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Exhibit
Number        Description
-------       -----------

2.1 Agreement and Plan of Merger, dated as of April 21, 1997, by and among Apartment Investment and Management Company, AIMCO/NHP Acquisition Corp. and NHP Incorporated.

2.2 Stock Purchase Agreement, dated as of April 16, 1997, by and among Apartment Investment and Management Company, Demeter Holdings Corporation and Capricorn Investors, L.P.

99.1 Press Release of Apartment Investment and Management Company, dated April 23, 1997.

99.2 Press Release of Apartment Investment and Management Company, dated April 24, 1997.

99.3 Press Release of Apartment Investment and Management Company, dated April 21, 1997.


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                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   APARTMENT INVESTMENT AND
                                   MANAGEMENT COMPANY



Date:  April 24, 1997              By:    /s/ LEEANN MOREIN
                                      --------------------------------------
                                      Leeann Morein
                                      Senior Vice President, Chief Financial
                                      Officer and Secretary



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